UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2017

AngioDynamics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Plaza Drive Latham, New York	12110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 795-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Underwriting Agreement

On April 6, 2017, AngioDynamics, Inc. (“AngioDynamics” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. (the “Underwriter”) and certain selling stockholders named therein (the “Selling Stockholders”).  Pursuant to the Underwriting Agreement, the Selling Stockholders agreed to sell 2,350,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) to the Underwriter at a price of $16.00 per share.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company and also provides for customary indemnification by each of the Company, the Selling Stockholders and the Underwriter against certain liabilities and customary contribution provisions in respect of those liabilities.

The sale of the Common Stock by the Selling Stockholders was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-190642), including a prospectus supplement dated April 6, 2017 to the prospectus contained therein dated October 3, 2013, filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended.  The sale of the Common Stock closed on April 12, 2017.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As previously disclosed, on May 22, 2012,  AngioDynamics entered into a Stockholders Agreement (the “Stockholders Agreement”) with Avista Capital Partners, L.P. (“Avista”), Avista Capital Partners (Offshore), L.P., Navilyst Medical Co-Invest LLC and, solely with respect to, and as specified in, Article IV, Avista Capital Holdings, L.P. (collectively, the “Stockholders”), pursuant to which, among other things, AngioDynamics agreed to increase the size of its Board of Directors from eight (8) to ten (10) directors and granted Avista the right to appoint two (2) directors to AngioDynamics’ Board of Directors until such time as, with respect to the first director, the Stockholders’ beneficial ownership in AngioDynamics has been reduced below 20% of the then outstanding voting shares and, with respect to the second director, the Stockholders’ beneficial ownership in AngioDynamics has been reduced below 10% of the then outstanding voting shares.

On April 12, 2017, following completion of the sale of Common Stock pursuant to the Underwriting Agreement, the Stockholders’ beneficial ownership in AngioDynamics has been reduced below 10% of the outstanding voting shares.  As a result, in accordance with the terms of his appointment to AngioDynamics’ Board of Directors and the terms of the Stockholders Agreement, David Burgstahler resigned as a director on April 12, 2017.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
1.1	Underwriting Agreement, dated April 6, 2017, by and among AngioDynamics, Inc., certain shareholders named therein and Barclays Capital Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC.

Date: April 12, 2017	/s/ Stephen A. Trowbridge
Stephen A. Trowbridge
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
No.	Description
1.1	Underwriting Agreement, dated April 6, 2017, by and among AngioDynamics, Inc., certain shareholders named therein and Barclays Capital Inc.